Exhibit 4.3

ClubCorp Club Operations, Inc.

$415,000,000

10% Senior Notes due 2018

REGISTRATION RIGHTS AGREEMENT

November 30, 2010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

ClubCorp Club Operations, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to you (the “Initial Purchaser”), $415,000,000 principal amount of its 10% Senior Notes due 2018 (the “Securities”), upon the terms and conditions set forth in the Purchase Agreement, dated November 22, 2010, among the Company, the Guarantors and you (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Securities.  The Securities will be fully and unconditionally guaranteed (the “Guarantees”) by each of the Company’s wholly-owned subsidiaries that are guarantors (collectively, the “Guarantors”) under the Company’s New Credit Facility.  To induce you to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company and the Guarantors agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchaser) (each a “Holder” and, collectively, the “Holders”), as follows:

1.                                       Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the date of the first issuance of the Securities.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the 90 day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for New Securities.

“Final Memorandum” shall mean the offering memorandum, dated November 22, 2010, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Securities, dated as of November 30, 2010, among the Company, the Guarantors and Wilmington Trust FSB, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Company and the Guarantors evidencing the same continuing indebtedness as the Securities and identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate and no Additional Interest shall apply thereto) to be issued under the Indenture.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or 430C under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference or deemed to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities evidencing the same continuing indebtedness.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are sold pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, (iii) when such Securities cease to be outstanding, (iv) except in the case of Securities that otherwise remain Registrable Securities and that are held by the Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated, and (v) on the second anniversary of this Agreement.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2.                                       Registered Exchange Offer.  (a)  Unless the Registered Exchange Offer would violate applicable law or any applicable interpretation of the Commission, the Company shall prepare and use its commercially reasonable best efforts to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Company and the Guarantors shall use their respective commercially reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 360 days of the Closing Date (the “Exchange Offer Effectiveness Date”).  The Company and the Guarantors shall use their respective commercially reasonable best efforts to cause the exchange of the Securities no later than 30 Business Days after the effective date of the Exchange Offer Registration Statement (the “Exchange Offer Completion Date”).

(b)                                 Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is (i) not an Affiliate of the Company, (ii) acquires the New Securities in the ordinary course of such Holder’s business, (iii) has no arrangements with any person to participate in the distribution of the New Securities, (iv) is not the Initial Purchaser holding the Securities that have the status of an unsold allotment remaining from the initial distribution of the Securities, and (v) is not otherwise prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)                                  In connection with the Registered Exchange Offer, the Company and the Guarantors shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii)                                  keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii)                               use their respective commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act, to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer, which may be the Trustee or an Affiliate of the Trustee;

(v)                                 permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi)                              prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted by Shearman & Sterling LLP (dated July 2, 1993); and (B) including a representation that the Company and the Guarantors have not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Company’s and the Guarantors’ information and belief without independent investigation, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii)                           comply in all respects with all applicable laws.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantors shall:

(i)                                     accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  deliver to the Trustee for cancellation in accordance with Section 4(s) all Securities so accepted for exchange; and

(iii)                               cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depository, authentication and delivery to such depository of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) can not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any successor provisions under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company, the Guarantors or one of their Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company and the Guarantors in writing (which may be contained in the applicable letter of transmittal) that, at the time of the consummation of the Registered Exchange Offer:

(i)                                     any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii)                                  such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act;

(iii)                               such Holder is not an Affiliate of the Company; and

(iv)                              if such Holder is an Exchanging Dealer, then such Holder will comply with the applicable provisions of the Act (including, but not limited to, the Prospectus delivery requirement thereunder) in connection with a sale of any Securities received by such Holder pursuant to the Registered Exchange Offer.

(f)                                    If the Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of the Initial Purchaser, the Company and the Guarantors shall issue and deliver to the Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from the Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities.  The Company and the Guarantors shall use their respective commercially reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for

New Securities issued pursuant to the Registered Exchange Offer.  In the event that, following the initial filing with the Commission of an Exchange Offer Registration Statement pursuant to Section 2(a) hereof, the Initial Purchaser notifies the Company in writing that it continues to hold all of the Securities sold in the Initial Placement, then the Company’s obligations under Section 2 hereof shall terminate and the Company’s sole obligation under this Agreement shall be to effect a Shelf Registration Statement in accordance with Section 3 hereof.

(g)                                 The Company and the Guarantors shall ensure that the Exchange Offer Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Exchange Offer Registration Statement or such amendment or supplement, (A) comply in all material respects with the applicable requirements of the Act; and (B) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Company and the Guarantors shall not be responsible for any information provided by or on behalf of Holders).

3.                                       Shelf Registration.  (a)  If (i) due to any change in law or applicable interpretations thereof by the Commission or its staff, the Company and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Registered Exchange Offer is not consummated within 30 Business Days of the date of the effectiveness of the Exchange Offer Registration Statement; (iii) prior to the 20th day following consummation of the Registered Exchange Offer (A) the Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer, or (B) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer (other than by reason of such Holder being an Affiliate of the Company); (iv) if the Initial Purchaser participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, and the Initial Purchaser does not receive freely tradable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that the Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall not result in such New Securities being not “freely tradeable” and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely tradeable”); or (v) the Initial Purchaser notifies the Company in writing pursuant to Section 2(f) hereof that it continues to hold all of the Securities sold in the Initial Placement, the Company and the Guarantors shall effect at their cost a Shelf Registration Statement in accordance with subsection (b) below.

(b)  (i)  The Company and the Guarantors shall as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this Section 3), file with the Commission and shall use their respective commercially reasonably best efforts to cause to be declared effective under the Act within 90 days (or 180 days if the Initial Purchaser has notified the Company in writing pursuant to Section 2(f) hereof that it continues to hold all of the

Securities sold in the Initial Placement) after so required or requested (the “Shelf Effectiveness Date”), a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by the Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii)                                  Subject to Section 4(c), the Company and the Guarantors shall use their respective commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of (A) 90 days after the Shelf Registration is declared effective or (B) the date upon which all the Securities covered by the Shelf Registration Statement have been sold or distributed pursuant to the Shelf Registration Statement.  The Company and the Guarantors shall be deemed not to have used their respective commercially reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s and the Guarantors’ obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii)                               The Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Company and the Guarantors shall not be responsible for any information provided by or on behalf of the Holders).

4.                                       Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                  The Company and the Guarantors shall:

(i)                                     furnish to the Initial Purchaser and to counsel for the Initial Purchaser and the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use their respective commercially reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser and such counsel reasonably propose;

(ii)                                  include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii)                               if requested by the Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv)                              in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

(b)                                 The Company and the Guarantors shall ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company and the Guarantors shall advise the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that, in each case, has provided in writing to the Company and the Guarantors a telephone or facsimile number and address for notices, and, if requested by the Initial Purchaser or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantors shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)                              of the receipt by the Company or the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)                                 of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)                                 The Company and the Guarantors shall use their respective commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)                                  The Company and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)                                    The Company and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)                                 [Reserved].

(h)                                 The Company and the Guarantors shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  The Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i)                                     Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall use their respective commercially reasonable best efforts to arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company and the Guarantors be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(j)                                     The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)                                  (i)                                     Upon the occurrence of any event contemplated by subsection (c)(v) above, the Company and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the initial purchaser of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchaser, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii)                                  Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Company and the Guarantors shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(a) hereof, or until it is advised in writing by the Company and the Guarantors that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 90 days in any six-month period.

(l)            Not later than the effective date of any Registration Statement, the Company and the Guarantors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m)          The Company and the Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(n)           The Company and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o)           The Company and the Guarantors may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantors such information regarding the Holder and the distribution of such securities as the Company and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement.  The Company and the Guarantors may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(p)           In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(q)           In the case of any Shelf Registration Statement, the Company and the Guarantors shall:

(i)            make all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter;

(ii)           cause the Company’s and the Guarantors’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Majority Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii)          make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)          if requested by the Majority Holders, their counsel or the managing underwriters, if any, in connection with such Shelf Registration Statement, obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)           if requested by the Majority Holders, their counsel or the managing underwriters, if any, in connection with such Shelf Registration Statement, obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi)          deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto;

and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r)            In the case of any Exchange Offer Registration Statement, the Company shall, if requested by the Initial Purchaser, or by a broker dealer that holds Securities that were acquired as a result of market making or other trading activities:

(i)            make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

(ii)           cause the Company’s and the Guarantors’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations;

(iii)          make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv)          obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel), addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v)           obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 72, covering matters requested by the requesting party or its counsel; and

(vi)          deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this paragraph (r) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s)           If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

(t)            The Company and the Guarantors shall use their respective commercially reasonable best efforts, if the Securities have been rated prior to the initial sale of such Securities, to confirm such rating agencies will continue to rate the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(u)           In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall cooperate with such Broker-Dealer in connection with any filing required to be made under the FINRA rules.

(v)           The Company and the Guarantors shall use their respective commercially reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5.             Registration Expenses.  The Company and the Guarantors shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Weil, Gotshal & Manges LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith; provided that in no event shall such fees and disbursements of counsel be greater than $50,000.

6.             Indemnification and Contribution.  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement, the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any Holder or the Initial Purchaser specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability that the Company and the Guarantors may otherwise have.

The Company and the Guarantors also, jointly and severally, agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(e) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b)           Each Holder of securities covered by a Registration Statement (including the Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against losses, claims, damages or liabilities (or actions in respect thereof) and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, to the same extent as the foregoing indemnity from the Company and the Guarantors to each such Holder, but only with reference to information relating to such Holder furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest between the indemnifying party and the indemnified party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 6, as the case may be, who are parties to such action or actions.  Any such separate firm for any Holders shall be designated in writing by the Holders who sold a majority in interest of the Securities or New Securities by all such Holders in the case of paragraph (a) of this Section 6 or the Company in the case of paragraph (b) of this Section 6.  In the event that any Holders are indemnified persons collectively entitled, in connection with a proceeding or separate but related or substantially similar proceedings in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 6(c), and any such Holders cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified parties shall be designated in writing by the Holders who sold a majority in interest of the Securities or New Securities by all such Holders.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.

(d)           After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 6 or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 6, in which case the indemnified party may effect such a settlement without such consent.

(e)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason for the losses, claims, damages or liabilities (or actions in respect thereof) (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 6, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)) referred to therein, then each applicable indemnifying party shall have a joint and several obligation (unless the Holders are the indemnifying parties in which case their obligations are several and not joint) to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall the Initial Purchaser be responsible, in the aggregate, for any amount in excess of 2.0% of the aggregate principal amount of such Security, or in the case of a New Security, 2.0% of the aggregate principal amount of such Security that was exchangeable into such New Security, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by the Initial Purchaser shall be deemed to be equal to 2.0% of the aggregate principal amount of the Securities referred to in the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company or any of the Guarantors who shall have signed the Registration Statement and each director of the Company or any of the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)            The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.             Underwritten Registrations.

(a)           The Company shall not be required to assist in an underwritten offering unless requested by the Majority Holders.

(b)           If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Company.

(c)           No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.             Registration Defaults.  If any of the following events shall occur, then the Company shall pay additional interest (the “Additional Interest”) to the Holders of Registrable Securities in respect of the Registrable Securities as follows:

(a)           if any Registered Exchange Offer required by this Agreement is not completed prior to the Exchange Offer Completion Date, then Additional Interest shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such Exchange Offer Completion Date and 0.25% per annum at the end of each subsequent 90-day period thereafter in each case until the Registered Exchange Offer required by this Agreement is completed or the Securities become freely tradable under the Securities Act, up to a maximum increase of 0.75% per annum; or

(b)           if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to, in the case of any required Exchange Offer Registration Statement, the Exchange Offer Effectiveness Date, and, in the case of any required Shelf Registration Statement, the Shelf Effectiveness Date, then commencing on the day after such Exchange Offer Effectiveness Date or Shelf Effectiveness Date, as applicable, Additional Interest shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.25% per annum at the end of each subsequent 90-day period thereafter in each case until the Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 0.75% per annum; or

(c)           if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective, Additional Interest shall accrue on the Registrable Securities at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.25% per annum at the end of each subsequent 90-day period thereafter in each case until the Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 0.75% per annum;

provided, however, that Additional Interest may not accrue under more than one of the foregoing clauses at any one time; and provided, further, that (1) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), or (2) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), Additional Interest shall cease to accrue.

9.             No Inconsistent Agreements.  The Company and the Guarantors have not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10.           Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company and the Guarantors shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and

provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of the Initial Purchaser and each Holder.  Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)           if to a Holder, at the most current address given by such holder to the Company and the Guarantors in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b)           if to the Initial Purchaser, initially at the address or addresses set forth in the Purchase Agreement; and

(c)           if to the Company and the Guarantors, initially at the Company’s address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchaser or the Company and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.           Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive in any action for specific performance the defense that a remedy at law would be adequate.

13.           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent thereto by the Company and the Guarantors, subsequent Holders of Securities and the New Securities, or the indemnified persons referred to in Section 6 hereof.  The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.           Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company, the Guarantors or their Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the Initial Purchaser.

ClubCorp Club Operations, Inc.

By:	/s/ Ingrid J. Keiser

Name: Ingrid J. Keiser
Title: Secretary

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

191 Athletic Club Management Company, LLC
191 CC Operating Co., LLC
Akron Management Corp.
Aliso Viejo Golf Club Joint Venture
Anthem Golf, LLC
April Sound Management Corp.
Aspen Glen Golf Club Management Company
Athletic Club at the Equitable Center, Inc.
AZ Club, LLC
Barton Creek Resort & Clubs, Inc.
Bay Oaks Country Club, Inc.
Bluegrass Club, LLC
Brookhaven Country Club, Inc.
Capital City Club of Montgomery, Inc.
Capital City Club of Raleigh, Inc.
CCA Golf Course Holdco, LLC
CCA Mezzanine Holdco, LLC
Centre Club, Inc.
Citrus Club, Inc.
City Club of Washington, Inc.
Club at Boston College, Inc.
Club Le Conte, Inc.
ClubCorp — Asia
ClubCorp Airways Golf, Inc.
ClubCorp Aliso Viejo Holding Corp.
ClubCorp Asia Investments Inc.
ClubCorp Aven Holdings, Inc.
ClubCorp Braemar Country Club, Inc.
ClubCorp Bunker Hill Club, Inc.
ClubCorp Buying Services, Inc.
ClubCorp Canyon Crest Country Club, Inc.
ClubCorp Center Club, Inc.
ClubCorp Coto Property Holdings, Inc.
ClubCorp Crow Canyon Management Corp.
ClubCorp Desert Falls Country Club, Inc.
ClubCorp Financial Management Company
ClubCorp GCL Corporation
ClubCorp Gen Par of Texas, L.L.C.
ClubCorp Golf of California, L.L.C.
ClubCorp Golf of Florida, L.L.C.
ClubCorp Golf of Georgia, L.P.
ClubCorp Golf of North Carolina, L.L.C.
ClubCorp Golf of Texas, L.P.
ClubCorp Granite Bay Management, Inc.
ClubCorp Graphics, Inc.
ClubCorp Hamlet, LLC

ClubCorp International, Inc.
ClubCorp IW Golf Club, Inc.
ClubCorp Management Company for Stone Creek, LLC
ClubCorp Mexico, Inc.
ClubCorp Mezzanine Borrower, LLC
ClubCorp Mission Hills Country Club, Inc.
ClubCorp Mortgage Borrower, LLC
ClubCorp Porter Valley Country Club, Inc.
ClubCorp Publications, Inc.
ClubCorp San Jose Club, Inc.
ClubCorp Shadow Ridge Golf Club, Inc.
ClubCorp Spring Valley Lake Country Club, Inc.
ClubCorp Symphony Towers Club, Inc.
ClubCorp Teal Bend Golf Club, Inc.
ClubCorp TTC, LLC
ClubCorp Turkey Creek Golf Club, Inc.
ClubCorp USA, Inc.
ClubCorp Willow Creek, LLC
ClubCorp Wind Watch, LLC
Columbia Capital City Club Corp.
Columbia Tower Club, Inc.
Countryside Country Club, Inc.
Currituck Golf, LLC
Dallas Tower Club, Inc.
Dayton Racquet Club, Inc.
DeBary Management Corp.
Diamante’ Golf Club Management, Inc.
Diamante’ Golf Club Partners, Inc.
Diamond Run Club, Inc.
Empire Ranch, LLC
Fair Oaks Club Corp.
Farms of New Kent Management, LLC
FFFC Golf Acquisitions, L.L.C.
First City Club Management, Inc.
Fort Bend Acquisition Corp.
GCC Asset Management, Inc.
Glendale Management Corp.
Glendale Racquet Club, Inc.
GP Bear’s Best Atlanta, Inc.
GRanch Golf Club, Inc.
Greenbrier Country Club, Inc.
Greenspoint Club, Inc.
Hackberry Creek Country Club, Inc.
Haile Plantation Management Corp.
Harbour Club of Charleston, Inc.
Hearthstone Country Club, Inc.

Hill Country Golf, Inc.
Hills II of Lakeway, Inc.
Houston City Club, Inc.
HPG, L.C.
Hunter’s Green Acquisition Corp.
Indigo Run Asset Corp.
Irving Club Acquisition Corp.
Kingwood Country Club, Inc.
Knollwood Country Club, Inc.
La Cima Club, Inc.
Lakeway Clubs, Inc.
Laurel Springs Holdco, LLC
LionsGate Golf Club, Inc.
MAC Club, LLC
Management Company for Eagle Ridge and The
Preserve
Manager for CCHH, Inc.
Master Club, Inc.
Memorial Stadium Club Management Corp.
Memphis City Club, Inc.
MH Villas, Inc.
Monarch EP Management Corp.
Nashville Club Management, Inc.
New England Country Club Management, Inc.
Northwood Management Corp.
Oak Pointe Country Club, Inc.
Oakmont Management Corp.
Operations Company for Homestead, Inc.
Owners Club Asset Company
Piedmont Club, Inc.
Piedmont Golfers’ Club LLC
Pyramid Club Management, Inc.
Quail Hollow Management, Inc.
Queens Harbour Corporation
Renaissance Club, Inc.
Richardson Country Club Corp.
River Creek Country Club, Inc.
Rivers Club, Inc.
Shady Valley Management Corp.
Shoreby Club Management, Inc.
Silver Lake Management Corp.
Skyline Club, Inc.
Society Management, Inc.
Southern Trace Country Club of Shreveport, Inc.
Stonebriar Management Corp.
Stonehenge Club, Inc.

Tampa Palms Club, Inc.
The 191 Club, Inc.
The Buckhead Club, Inc.
The Club at Cimarron, Inc.
The Club at Society Center, Inc.
The Commerce Club, Inc.
The Downtown Club, Inc.
The Manager of the Owner’s Club, Inc.
The Metropolitan Club of Chicago, Inc.
The Owner’s Club, Inc.
The Owner’s Club at Hilton Head, L.P.
The Owner’s Club of South Carolina, L.L.C.
The Plaza Club of San Antonio, Inc.
The Summit Club, Inc.
The University Club, Inc.
Timarron Golf Club, Inc.
Tower City Club of Virginia, Inc.
Tower Club of Dallas, Inc.
Tower Club, Inc.
Town Point Club, Inc.
Treesdale Country Club, Inc.
UMass Club Management, LLC
UNC Alumni Club Management, Inc.
University Club Management Co., Inc.
University Club, Inc.
Walnut Creek Management Corporation
West Park Club, Inc.
Westlake City Club, Inc.
Wildflower Country Club, Inc.
Willow Creek Management, Inc.
Woodside Plantation Country Club, Inc.

By:	/s/ Ingrid J. Keiser
Name: Ingrid J. Keiser
Title: Secretary

Canyon Gate at Las Vegas, Inc.
GP Bear’s Best Las Vegas, Inc.

By:	/s/ Eric L. Affeldt
Name: Eric L. Affeldt
Title: President, Treasurer and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Matthew J. Greenberger
	Name:	Matthew J. Greenberger
	Title:	Managing Director

ANNEX A

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter”  within the meaning of the Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities.  The Company has agreed that,  for a period of 90 days after the date of this prospectus, it will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities.  See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities.  In addition, all dealers effecting transactions in the new securities may be required to deliver a prospectus.  To the extent any such broker-dealer participates in the Exchange Offer, the Company has agreed that, for a period of 90 days after the date of this prospectus, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

The Company will not receive any proceeds from any sale of new securities by brokers-dealers.  New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities.  Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities.  If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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